EXHIBIT 23.1


          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 33-58499 of MidSouth Bancorp, Inc. on Form S-4 of our report dated January 27, 1995, appearing in the Annual Report on Form 10-KSB of MidSouth Bancorp, Inc. for the year ended December 31, 1994, and to the reference to us under the headings "Certain Federal Tax Consequences", "Experts" and "Relationship with Independent Public Accountants" in the Prospectus, which is part of this Registration Statement.



          DELOITTE & TOUCHE LLP
          New Orleans, Louisiana
          June 9, 1995